EXHIBIT 99.1

Corvus Gold Makes New Vein System Discovery at Cat Hill, North Bullfrog Project, Nevada

VANCOUVER, British Columbia, Oct. 23, 2019 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has received assay results from follow up holes at the Cat Hill target, defining a new vein/stockwork gold system on the North Bullfrog property. Key results from the Cat Hill target (NB-19-487, 21.3m @ 1.02 g/t gold including 4.57 metres of 2.47 g/t gold), confirming a north-south trend for this shallow vein system related mineralization with improving grades along strike. In addition, the Company has received further positive stepout drill results from the western expansion of the Sierra Blanca deposit and the northern extension of the Jolly Jane deposit (Figure 1).

Cat Hill
These latest Cat Hill assays along with previous results (NR19-10, Aug. 6, 2019, NB-19-446, 4.6m @ 0.80 gold) outline a system that is open in all directions and Corvus believes it may have potential to develop into another YellowJacket or Bullfrog vein/stockwork deposit.  The two higher grade intervals in hole NB-19-487 (3.1m @1.37 g/t gold & 4.5m @ 2.47 g/t gold) are associated with a similar stockwork quartz veining and high silver that was initially intercepted to the south in the first scout hole and is characteristic of the YellowJacket system.  Cat Hill lies along the main northwest, North Bullfrog Deposit trend which parallels the main regional scale, Walker Lane Structural Belt and links up with Corvus’ eastern target area and AngloGold’s new Silicon discovery.

West Sierra Blanca
The western extension of the Sierra Blanca Deposit (WSB) continues to grow and provide additional potential for the expansion of the Phase-1 North Bullfrog development plan.  Latest results highlight expanding mineralization to the southwest (NB-19-481, 13.7m @ 0.93 g/t gold) and the extension of a new higher-grade “NW Structural Target” in the northwest part of the WSB area (NB19-474, 6.1m @ 1.41 g/t gold). This extends earlier intercepts to the north (NB-19-470, 6.1m @1.05 g/t gold, NR19-13, Sept. 23, 2019) and others outlining a zone at least 300 metres in length.  In addition, the depth potential of the main Sierra Blanca system was tested with hole NB-19-485 (24.4m @ 0.77 g/t gold) indicating additional depth potential below the current pit limits.

The latest WSB results will be integrated into a new resource model for Sierra Blanca/YellowJacket and the Phase-1 mine plan scheduled to be released in 2020.

North Jolly Jane
Initial positive results that tested the large, North Jolly Jane target returned NB-19-476, 9.2m @ 0.50 g/t gold, 7.6m @ 0.68 g/t gold & 16.8m @ 0.51 g/t gold, where potential for a large new gold system is beginning to be outlined on what Corvus believes to be the scale of the Sierra Blanca deposit with internal potential for a high-grade vein system.  Two of the four holes drilled hit the targeted host horizons which intersected broad zones of gold mineralization in all three major host units. Unfortunately, two of the four holes were lost before hitting the target (NB-19-477 & 478).  These broad zones of mineralization along with earlier results, as previously detailed in the preliminary economic assessment, suggest the Jolly Jane system is large, with approximately 2 kilometres by 0.5 kilometres of drill defined mineralization and good potential for a high-grade feeder zone like that of the nearby Sierra Blanca/YellowJacket system.

Jeffrey Pontius, President and CEO of Corvus, said, “Cat Hill is Corvus’ latest new discovery of a new gold system outside of an existing deposit since the Mother Lode discovery in 2018. Ongoing results from the North Bullfrog part of the greater Bullfrog Gold District continue to highlight the potential of this large and growing Nevada gold district.  Corvus is well positioned to develop the core of this emerging world-class gold district, which has now attracted the attention of three major mining companies.  Corvus will be expanding its drill programs with the intention of growing its large, mineral resource base, defining new discoveries and expanding the deep potential of the Mother Lode system.  This exploration push plays in concert with new discoveries by neighbouring companies and increases the potential for future district consolidation.  Corvus shareholders are uniquely positioned to take advantage of the expanding Bullfrog District’s potential and its leverage as we move into what we believe may be the next bull gold market.”

Figure 1.  Location of new holes at North Bullfrog, Nevada: https://www.globenewswire.com/NewsRoom/AttachmentNg/fa2dca3a-0627-43ac-8445-278881bba889

Table 1
North Bullfrog – Resource Expansion & New Discovery Phase I Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
NB19-474 AZ 090 dip-63	54.86	76.20	21.34	0.68	n/a	WSB Target
	80.77	88.39	7.62	0.42	n/a
	141.73	147.83	6.10	1.41	n/a	NW Structure Target
inc	143.26	146.30	3.04	2.23	n/a	1 g/t cut
	163.07	169.16	6.10	0.40	n/a

NB19-475 AZ 090 dip-55	56.39	80.77	24.38	0.31	n/a	WSB Target

NB19-476 AZ 090 dip-70	153.92	163.07	9.15	0.50	n/a	North JJ Target
	175.26	182.88	7.62	0.68	n/a
	251.46	268.22	16.76	0.51	n/a

NB19-477 AZ 090 dip-55	Lost hole no results	North JJ Target

NB19-478 AZ 090 dip-60	Lost hole no results	North JJ Target

NB19-479 AZ 090 dip-70	92.96	96.01	3.05	0.37	n/a	East SB Extension
	126.49	138.68	12.19	0.34	n/a
	178.31	187.45	9.14	0.55	n/a
	251.46	271.27	19.81	0.40	n/a
	288.04	292.61	4.57	0.39	n/a
	310.90	315.47	4.57	0.33	n/a
	324.61	329.18	4.57	0.37	n/a
	332.23	335.28	3.05	0.33	n/a

NB19-480 AZ 090 dip-55	6.10	18.29	12.19	0.37	n/a	WSB Target
	24.38	30.48	6.10	0.31	n/a
	35.05	41.15	6.10	0.31	n/a
	47.24	51.82	4.58	0.45	n/a
	56.39	83.82	27.43	0.47	n/a

NB19-481 AZ 090 dip-50	24.38	27.43	3.05	0.49	n/a	WSB Target
	57.91	71.63	13.72	0.93	n/a

NB19-482 AZ 270 dip-50	33.53	67.06	33.53	0.39	n/a	WSB Target
	3.05	111.25	108.20	0.26	n/a	Low-grade (0.1 cut)

NB19-483 AZ 270 dip-50	6.10	112.78	106.68	0.32	n/a	WSB Target Low-grade (0.1 cut)
	21.34	33.53	12.19	0.41	n/a
	60.96	65.53	4.57	0.43	n/a
	71.63	82.30	10.67	0.55	n/a
	91.44	106.68	15.24	0.46	n/a

NB19-484 AZ 090 dip-60	65.53	195.07	129.54	0.46	n/a	WSB Target Low-grade (0.1 cut)
	68.58	108.20	39.62	0.61	n/a
	115.82	147.83	32.01	0.52	n/a
	155.45	176.78	21.33	0.57	n/a

NB19-485 AZ 088 dip-55	117.35	141.73	24.38	0.77	n/a	North SB
inc	121.92	132.59	10.67	1.05	n/a	Deep SB Main Target 1 g/t Cut
	227.08	233.17	6.09	0.40	n/a
	252.98	259.08	6.10	0.30	n/a

NB19-487 AZ 089 dip-60	74.68	96.01	21.33	1.02	n/a	Cat Hill
inc	74.68	77.72	3.05	1.37	n/a	Stockwork Zone 1 g/t Cut
inc	88.39	92.96	4.57	2.47	n/a	Stockwork Zone 1 g/t Cut
	292.61	310.90	18.29	0.25	n/a

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus’ Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All mineral resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

Mr. Scott E. Wilson, CPG (10965), Registered Member of SME (4025107) and President of Resource Development Associates Inc., is an independent consulting geologist specializing in Mineral Reserve and Mineral Resource calculation reporting, mining project analysis and due diligence evaluations.  He is acting as the Qualified Person, as defined in NI 43-101, and is the primary author of the Technical Report for the Mineral Resource estimate and has reviewed and approved the Mineral Resource estimate and the Preliminary Economic Assessment summarized in this news release.  Mr. Wilson has over 29 years of experience in surface mining, mineral resource estimation and strategic mine planning. Mr. Wilson is President of Resource Development Associates Inc. and is independent of the Company under NI 43-101.

Mr. Wilson, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

Metallurgical testing on North Bullfrog and Mother Lode samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation.  McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulphide mineralization from the YellowJacket zone and Swale area of Sierra Blanca, and roasting tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”).  Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources.  Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A, quality assurance requirements, January 1, 2002. Pressure oxidation test work on Mother Lode concentrate samples was performed by Resource Development Inc. of Wheatridge, CO.

For additional details, see technical report entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada”, dated November 1, 2018 and amended on November 8, 2018, with an effective date of September 18, 2018 on the Company’s profile at www.sedar.com.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 90.5 km2 in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 1,134 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%.  The total Corvus 100% land ownership now covers over 127 km2, hosting two major new Nevada gold discoveries.

The combined Mother Lode and North Bullfrog Projects contains a Measured Mineral Resource for the mill of 9.3 Mt at an average grade of 1.59 g/t gold, containing 475 k ounces of gold and Indicated Mineral Resources for the mill of 18.2 Mt at an average grade of 1.68 g/t gold containing 988 k ounces of gold and an Inferred Mineral Resource for the mill of 2.3 Mt at an average grade of 1.61 g/t gold containing 118 k ounces of gold.  In addition, the project contains a Measured Mineral Resource for oxide, run of mine, heap leach of 34.6 Mt at an average grade of 0.27 g/t gold containing 305 k ounces of gold and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 149.4 Mt at an average grade of 0.24 g/t gold containing 1,150 k ounces of gold and an Inferred, oxide, run of mine, heap leach Mineral Resource of 78.7 Mt at an average grade of 0.26 g/t gold containing 549 k ounces of gold.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the advancement and development of our North Bullfrog project and Mother Lode project and the expansion of our drill and development programs; potential for additional mineralization; expectations for types of mineralization; updates on the development progress at the North Bullfrog project and the Mother Lode project; the potential for new deposits and expected increases in a system’s potential; potential for additional depth below current pit limits, expected growth in the surrounding Nevada gold district and potential for future district consolidation, anticipated content, commencement and cost of exploration programs, anticipated exploration program results, are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019 filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.